UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2013
CHAMBERS STREET PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-53200 (Commission File Number)	56-2466617 (IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542
(Address of principal executive offices)

(609) 683-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 26, 2013, Chambers Street Properties (the “Company”) and CSP Operating Partnership, LP (“CSP OP”), the Company’s operating partnership, entered into an amended, restated and consolidated credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) and certain other lenders named therein to provide CSP OP with (a) an unsecured, revolving credit facility (“Revolving Credit Facility”) with an initial capacity of $850,000,000, (b) a Tranche A unsecured term loan in the initial amount of $200,000,000 (“Tranche A Term Loan”) and (c) a Tranche B unsecured term loan in the initial amount of $200,000,000 (“Tranche B Term Loan”), which equal financings aggregating $1,250,000,000 in total capacity.
The Revolving Credit Facility replaced CSP OP’s existing $700,000,000 unsecured revolving credit facility dated September 13, 2012 (a copy of which is filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 19, 2012) and amended on March 7, 2013 (a copy of which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on March 13, 2013) (“Existing Revolving Credit Facility”). The Revolving Credit Facility has a term that ends on January 15, 2018, which may be extended for one year at the option of CSP OP upon the payment of customary extension fees, provided that CSP OP is not then in default. The Revolving Credit Facility has no minimum outstanding balance requirements. The Revolving Credit Facility includes a $25,000,000 swingline sub-facility and a $25,000,000 letter of credit sub-facility. The revolving loans under the Revolving Credit Facility will bear interest, at CSP OP’s election, based on (i) the London Interbank Offered Rate (“LIBOR”), for interest periods of one, three or six months, plus the applicable margin, or (ii) the LIBOR Market Index Rate plus the applicable margin (if the LIBOR Market Index Rate is unavailable, the per annum rate of interest would be the Federal Funds Rate plus 1.5%, plus the applicable margin). The applicable margin is (i) for periods prior to the Company or CSP OP having a credit rating, based on the Company’s then current leverage ratio, or (ii) during such periods when the Company or CSP OP has a credit rating, based on its then current credit rating. The applicable margin can vary from (i) 1.50% to 2.05% based upon the Company’s then current leverage ratio, or (ii) 0.90% to 1.70% based upon the then current credit rating of the Company or CSP OP.
Simultaneously with our entry into the Credit Agreement, CSP OP’s existing $200,000,000 unsecured, five-year term loan dated March 7, 2013 (the “Existing Term Loan”) (a copy of which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on March 13, 2013) was replaced by the Tranche A Term Loan, which is scheduled to mature on March 7, 2018. In connection with entering into the Existing Term Loan, CSP OP had entered into an interest rate swap agreement with Wells Fargo to effectively fix the interest rate on the Existing Term Loan at 2.4885% per annum for its term, based upon the Existing Term Loan’s stated applicable margin as of March 7, 2013 (the “Existing Swap Agreement”). The terms of the Existing Swap Agreement are now applicable to the Tranche A Term Loan, effectively fixing the interest rate on the Tranche A Term Loan at 2.6385% per annum for its term, based upon the Tranche A Term Loan’s current stated applicable margin.
The Tranche B Term Loan represents an incremental financing and is scheduled to mature on January 15, 2019. CSP OP used the proceeds of the Tranche B Term Loan to pay down a portion of the outstanding balance of the Existing Credit Facility. Upon closing the Tranche B Term Loan, CSP OP entered into an interest rate swap agreement with Wells Fargo to effectively fix the interest rate at 3.274% per annum for its term, based upon the Tranche B Term Loan’s current stated applicable margin. The applicable margins, and therefore the effective interest rates, on each of the Tranche A Term Loan and the Tranche B Term Loan may vary from their current stated applicable margins during their terms (i) from 0.20% reductions to 0.35% increases based upon the then current leverage ratio, or (ii) from 0.70% reductions to 0.30% increases based upon our then current credit rating.

Under the Credit Agreement, the Company is subject to certain financial covenants that require, among other things: the maintenance of (i) a leverage ratio of not more than 0.60; (ii) a fixed charge coverage ratio of at least 1.50; (iii) a secured leverage ratio of not more than (a) 0.45 prior to the Credit Agreement’s second anniversary, or (b) 0.40 thereafter; (iv) an unencumbered leverage ratio of not more than 0.60; (v) a ratio of unencumbered net operating income to unsecured interest expense of at least 1.75 (unless the Company or CSP OP obtains an investment grade credit rating, in which case this requirement is eliminated); (vi) minimum tangible net worth of $1,545,248,000 plus 85% of the net proceeds of certain future equity issuances; and (vii) unencumbered asset value of at least $400,000,000. In addition, the Credit Agreement contains a number of customary non-financial covenants, including those restricting liens, mergers, sales of assets, certain investments in unimproved land and mortgage receivables, intercompany transfers, transactions with affiliates and distributions. CSP OP has paid, and is subject to, customary fees in connection with borrowings under the Credit Agreement, including arrangement and commitment fees. The Company and certain of its subsidiaries have provided a guaranty in connection with the Revolving Credit Facility, the Tranche A Term Loan and the Tranche B Term Loan. Under certain circumstances, CSP OP may request an increase in the Revolving Credit Facility and additional Tranche A Term Loans and Tranche B Term Loans; provided that the amount of the Revolving Credit Facility and the outstanding amount of the Tranche A Term Loans and Tranche B Term Loans, in the aggregate, do not exceed $2,000,000,000; and provided further that none of the lenders has any obligation to participate in such increase or additional loans. CSP OP may prepay the Revolving Credit Facility, Tranche A Term Loan or the Tranche B Term Loan, in whole or in part, at anytime without premium or penalty.
The foregoing does not purport to be a complete description of the terms of the Credit Agreement and is qualified in its entirety by the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As discussed in Item 1.01, we entered into the Credit Agreement, the text of which is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

10.1
Amended, Restated and Consolidated Credit Agreement, dated September 26, 2013, by and among CSP Operating Partnership, LP as Borrower, Chambers Street Properties, as Parent, the financial institutions party thereto as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, Royal Bank of Canada, as Syndication Agent, and each of Bank of America, N.A., Bank of Montreal, Citibank, N.A., JPMorgan Chase Bank, N.A., Regions Bank, and Union Bank, N.A., as a Documentation Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES
October 1, 2013	By: /s/Martin A. Reid Name: Martin A. Reid Title: Executive Vice President and Chief Financial Officer

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